                                                                    Exhibit 3.42
                          CERTIFICATE OF INCORPORATION
                                       OF
                     AMERICAN MEDICAL RESPONSE LEASING, INC.

1.   The name of this corporation is American Medical Response Leasing, Inc.

2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

5. The name and mailing address of the incorporator is: Joshua T. Gaines, Ropes & Gray, One International Place, Boston, Massachusetts 02110.

6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware.

7. The election of directors need not be by written ballot unless the by-laws shall so require.

8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

13. The effective date of the formation of this corporation shall be January 1, 1997.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 31st day of December, 1996.

                                           /s/ Joshua T. Gaines
                                           -------------------------------------
                                           Joshua T. Gaines
                                           Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     American Medical Response Leasing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Sole Director of said corporation has adopted by written consent the following resolution:

     RESOLVED: That it is advisable and in the best interest of this Corporation that Article 1 of the Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:

     1. The name of this corporation is American Medical Response Holdings, Inc.

     SECOND: That the said amendment has been consented to and authorized by the holder of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Joshua T. Gaines, its Vice President, this 31 of January, 1999.

                                        AMERICAN MEDICAL RESPONSE LEASING, INC.

                                                By:  /s/ Joshua T. Gaines
                                           -------------------------------------
                                                     Vice President

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

     American Medical Response Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of American Medical Response Holdings, Inc. adopted the following resolution on the 8th day of March, 1999.

     Resolved, that the registered office of American Medical Response Holdings, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, American Medical Response Holdings, Inc. has caused this statement to be signed by Joshua T. Gaines, its Vice President, this 15th day of March, 1999.

                                           /s/ Joshua T. Gaines
                                           -------------------------------------
                                           Joshua T. Gaines, Vice President

(DEL. - 264 - 6/15/94)